                                                                    Exhibit 4.2

                                                                 EXECUTION COPY

                                TECO ENERGY, INC.

                                       and

                              THE BANK OF NEW YORK
                                   As Trustee

                                  ------------



                          SECOND SUPPLEMENTAL INDENTURE

                         dated as of September 15, 2000

                           Supplementing the Indenture

                           dated as of August 17, 1998

                                  ------------



                                  $200,000,000

                7% Remarketable or Redeemable Securities Due 2015

                                TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE ONE           DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION....................................2
         Section 101.      Definitions...........................................................................2

         Section 102.      Section References....................................................................8

ARTICLE TWO           DESIGNATION AND TERMS OF THE NOTES.........................................................8

         Section 201.      Establishment of Series...............................................................8

         Section 202.      Variations in Terms of Notes..........................................................8

         Section 203.      Amount and Denominations; the Depositary..............................................8

         Section 204.      Interest Rates, Interest Payment Dates and Interest Rate Periods......................9

         Section 205.      Determination of Interest Rates......................................................11

         Section 206.      Election and Determination of a Floating Interest Rate by the Company................12

         Section 207.      Conversion  Between Interest Rate Modes by the Company...............................21

         Section 208.      Automatic Tender of Notes on the Interest Rate Adjustment Date.......................22

         Section 209.      Remarketing..........................................................................22

         Section 210.      Purchase and Redemption of Notes.....................................................24

         Section 211.      Form and Other Terms of the Notes....................................................25

ARTICLE THREE         THE ROARS MODE............................................................................26

         Section 301.      Applicability of Article.............................................................26

         Section 302.      Initial ROARS Rate Period............................................................26

         Section 303.      Interest to ROARS Remarketing Date...................................................26

         Section 304.      Tender to and Remarketing by the Callholder..........................................26

         Section 305.      Conversion or Redemption Following Election by the Callholder to Remarket............28

ARTICLE FOUR          ADDITIONAL EVENTS OF DEFAULT WITH RESPECT TO THE NOTES....................................29

         Section 401.      Definition...........................................................................29

ARTICLE FIVE          AUTHENTICATION AND DELIVERY OF THE NOTES..................................................29

         Section 501.      Authentication and Delivery..........................................................29


                                TABLE OF CONTENTS

                                  (CONTINUED)

                                                                                                               PAGE

ARTICLE SIX           SUPPLEMENTAL INDENTURES...................................................................30

         Section 601.      Effect On Original Indenture.........................................................30

ARTICLE SEVEN         AMENDMENTS................................................................................30

         Section 701.      Amendment to Correct Section 610 of Original Indenture...............................30

ARTICLE EIGHT         MISCELLANEOUS.............................................................................30

         Section 801.      Counterparts.........................................................................30

         Section 802.      Recitals.............................................................................30

         Section 803.      Governing Law........................................................................30

         This Second Supplemental Indenture, dated as of the 15th day of September, 2000 between TECO Energy, Inc., a corporation duly organized and existing under the laws of the State of Florida (hereinafter called the "COMPANY") and having its principal office at TECO Plaza, 702 North Franklin Street, Tampa, Florida 33602, and The Bank of New York, (hereinafter called the "TRUSTEE") and having its principal corporate trust office at 101 Barclay Street, 21st Floor, New York, New York, 10286.

                                   WITNESSETH:

         WHEREAS, the Company and the Trustee entered into an Indenture, dated as of August 17, 1998 (the "ORIGINAL INDENTURE"), pursuant to which one or more series of debt of the Company (the "SECURITIES") may be issued from time to time; and

         WHEREAS, Section 201 of the Original Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Original Indenture; and

         WHEREAS, Section 901(7) of the Original Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Securities to establish the form and terms of the Securities of any series; and

         WHEREAS, the Company and the Trustee entered into a First Supplemental Indenture, dated as of September 1, 1998 (the "FIRST
SUPPLEMENTAL INDENTURE"), pursuant to which the Company issued Remarketed Notes Due 2038 with an aggregate principal amount of $150,000,000; and

         WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this Second Supplemental Indenture in order to supplement and amend the Original Indenture by, among other things, establishing the form and terms of one series of Securities to be known as the Company's "7% Remarketable or Redeemable Securities Due 2015" (the "NOTES") and amending and adding certain provisions thereof for the benefit of the Holders of the Notes; and

         WHEREAS, the Company and the Trustee desire to enter into this Second Supplemental Indenture for the purposes set forth in Sections 201 and 901 of the Original Indenture as referred to above; and

         WHEREAS, the Company has furnished the Trustee with a Board Resolution authorizing the execution of this Second Supplemental Indenture; and

         WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company and the Trustee and a valid supplement to the Original Indenture have been done,

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes to be issued hereunder by holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

                                  ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 101. DEFINITIONS

         All capitalized terms that are used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Indenture. The Original Indenture together with this Second Supplemental Indenture are hereinafter sometimes collectively referred to as the "INDENTURE."

         "APPLICABLE SPREAD" shall mean the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Callholder on the applicable Determination Date from the bids quoted by up to five Reference Corporate Dealers for the full aggregate outstanding principal amount of the Notes at the Dollar Price, but assuming (i) a settlement date that is the applicable ROARS Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date equal to the next succeeding Interest Rate Adjustment Date of the Notes,
(iii) a stated annual interest rate, payable semiannually on each Interest Payment Date, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer, and (iv) the benefit of any credit support provided by the Company, if the Company elects to provide credit support. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above. The ROARS Coupon Reset Rate announced by the Callholder, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and holders of the Notes, the Company and the Trustee.

         "BASE RATE" shall mean the interest rate established by the Callholder, after consultation with the Company, as the applicable "base rate" at commencement of the applicable ROARS Mode.

         "BENEFICIAL OWNER" shall mean, for Notes in book-entry form, the Person who acquires an interest in the Notes, which is reflected on the records of the Depositary through its participants.

         "BOND EQUIVALENT YIELD" shall have the meaning specified in Section 206(b)(6) hereof.

         "BUSINESS DAY" shall mean any day other than a Saturday or Sunday that is (a) neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulations to close (x) in the City of New York or (y) for Notes denominated in a specified currency other than U.S. dollars, Australian dollars or Euro, in the principal financial center of the country of the specified currency or (z) for Notes denominated in Australian dollars, in Sydney and (b) for Notes denominated in Euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System, commonly referred to as "TARGET", is operating.

         "CALCULATION AGENT" shall have the meaning specified in Section 206(a) hereof.

         "CALCULATION DATE" shall have the meaning specified in Section 206(a) hereof.

         "CALLHOLDER" shall mean the remarketing agent granted the option under a ROARS Remarketing Agreement to purchase Notes in the ROARS Mode and subsequently remarket the repurchased Notes at a ROARS Coupon Reset Rate.

         "CD RATE" shall have the meaning specified in Section 206(b)(1) hereof.

         "CMT RATE" shall have the meaning specified in Section 206(b)(2) hereof.

         "COMMERCIAL PAPER TERM MODE" shall mean, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is reset on a periodic basis that shall not be less than one calendar day nor more than 364 consecutive calendar days and interest is paid as provided for such Interest Rate Mode in Section 204(e)(1) hereof.

         "COMMERCIAL PAPER TERM PERIOD" shall mean, with respect to any Note, the Interest Rate Period in the Commercial Paper Term Mode that is a period of not less than one nor more than 364 consecutive calendar days, as determined by the Company or, if not so determined, by the Remarketing Agent for such Note (in its best judgment in order to obtain the lowest interest cost for the Note). Each Commercial Paper Term Period will commence on the Interest Rate Adjustment Date therefor and end on the day preceding the date specified by such Remarketing Agent as the first day of the next Interest Rate Period for the Notes. The interest rate for any Commercial Paper Term Period relating to any Note will be determined not later than 11:50 a.m., New York City time, on the Interest Rate Adjustment Date for the Note, which is the first day of each Interest Rate Period for such Note.

         "COMPARABLE TREASURY ISSUES" shall mean the United States Treasury security or securities selected by the Callholder as having an actual or interpolated maturity or maturities comparable or applicable to the remaining term to the next succeeding Interest Rate Adjustment Date of the Notes being purchased, except that for the purposes of determining the initial ROARS Coupon Reset Rate, Comparable Treasury Issues shall mean the United States Treasury security or securities selected by the Callholder as being the current on-the-run ten year United States Treasury security.

         "COMPARABLE TREASURY PRICE" shall mean, with respect to the ROARS Remarketing Date, (a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) at 11:00 a.m. on the Determination Date, as set forth on Telerate Page 500 (or such other page as may replace Telerate Page 500) or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Determination Date, (i) the average of the Reference Treasury Dealer Quotations for such ROARS Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Callholder obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "TELERATE PAGE 500" shall mean the display designated as "Telerate Page 500" on Dow Jones Markets (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets.

         "DEPOSITARY" shall have the meaning specified in Section 203 hereof.

         "DESIGNATED CMT TELERATE PAGE" shall mean the display on the Dow Jones Markets (or any successor service) on the page specified in the applicable Floating Interest Rate Notice (or any other page as may replace such page on such service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Floating Interest Rate Notice, the page shall be 7052 for the most recent week.

         "DESIGNATED CMT MATURITY INDEX" shall mean the original period to maturity of the United States Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Floating Interest Rate Notice with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Floating Interest Rate Notice, the Designated CMT Maturity Index shall be 2 years.

         "DESIGNATED LIBOR PAGE" shall mean (a) if "LIBOR Reuters" is specified in the applicable Floating Interest Rate Notice, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice, the display on the Bridge Telerate, Inc. (or any successor service) on the page specified in the applicable Floating Interest Rate Notice (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

         "DETERMINATION DATE" shall mean the third Business Day immediately preceding the applicable ROARS Remarketing Date.

         "DOLLAR PRICE" shall mean the present value determined by the Callholder, as of the applicable ROARS Remarketing Date, of the Remaining Scheduled Payments discounted to such ROARS Remarketing Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate.

         "DTC PARTICIPANT" shall mean an account maintained by an institution with the Depositary through which securities are held by such institution and accounted for by a book-entry registration and transfer system.

         "FEDERAL FUNDS RATE" shall have the meaning specified in Section 206(b)(3) hereof.

         "FLOATING INTEREST RATE NOTICE" shall have the meaning specified in
Section 206(a) hereof. The form of Floating Rate Interest Notice is set forth as EXHIBIT C to this Second Supplemental Indenture.

         "FLOATING RATE MAXIMUM INTEREST RATE" and "FLOATING RATE MINIMUM INTEREST RATE" have the respective meanings specified in Section 206(a) hereof.

         "H.15(519)" shall mean "Statistical Release H.15(519), Selected Interest Rates" published by the Board of Governors of the Federal Reserve System or any successor publication.

         "INDEX CURRENCY" shall mean the currency or composite currency specified in the applicable Floating Interest Rate Notice as to which LIBOR will be calculated. If no such currency or composite currency is specified in the applicable Floating Interest Rate Notice, the Index Currency will be United States dollars.

         "INDEX MATURITY" shall mean the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

         "INITIAL INTEREST RATE" shall mean the annual rate of interest applicable to the Notes during the Initial Interest Rate Period.

         "INITIAL INTEREST RATE PERIOD" shall mean the period from the Original Issue Date to, but excluding, Initial ROARS Remarketing Date.

         "INITIAL CALLHOLDER" shall mean the Callholder with the option to purchase the Notes on the Initial ROARS Remarketing Date.

         "INITIAL ROARS REMARKETING DATE" shall mean the date designated by the Initial Callholder, after consultation with the Company, upon which the Initial Callholder may, if it has so elected, remarket the Notes at the ROARS Coupon Reset Rate.

         "INTEREST DETERMINATION DATE" shall have the meaning specified in
Section 206(a) hereof.

         "INTEREST PAYMENT DATE" shall have the meaning set forth in Section 204(c) hereof.

         "INTEREST RATE ADJUSTMENT DATE" shall mean (i) for a particular Interest Rate Period in any Interest Rate Mode, each date, which shall be a Business Day, on which interest and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) on the Notes subject thereto commences to accrue at the rate determined and announced by the applicable Remarketing Agent for such Interest Rate Period, and (ii) for Notes in the Initial Interest Rate Period, the Original Issue Date.

         "INTEREST RATE BASIS" shall have the meaning specified in Section 206(a) hereof.

         "INTEREST RATE MODE" shall mean the mode in which the interest rate on a Note is being determined, I.E., the Commercial Paper Term Mode, the Long Term Rate Mode or the ROARS Mode.

         "INTEREST RATE PERIOD" shall mean (a) with respect to any Note in the Commercial Paper Term Mode or Long Term Rate Mode, the period of time commencing on the Interest Rate Adjustment Date and extending either (i) to, but not including, the immediately succeeding Interest Rate Adjustment Date or (ii) if there is no succeeding Interest Rate Adjustment Date, to, but not including, the Stated Maturity, and during which such Note bears interest at a particular fixed interest rate or floating interest rate, and (b) with respect to any Note in the ROARS Mode, the ROARS Rate Period.

         "INTEREST RESET DATE" and "INTEREST RESET PERIOD" have the respective meanings specified in Section 206(a) hereof.

         "LIBOR" shall have the meaning specified in Section 206(b)(4) hereof.

         "LONDON BUSINESS DAY" shall mean any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

         "LONG TERM RATE MODE" shall mean, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is reset in a Long Term Rate Period and interest is paid as provided for such Interest Rate Mode in Section 204(e)(2) hereof.

         "LONG TERM RATE PERIOD" shall mean, with respect to any Note, any period of more than 364 days and not exceeding the remaining term to the Stated Maturity of such Note.

         "NOTIFICATION DATE" shall mean a Business Day not later than five
(5) Business Days prior to the applicable ROARS Remarketing Date.

         "OPTIONAL REDEMPTION" shall mean the redemption of any Note prior to its maturity at the option of the Company as described herein.

         "OPTIONAL REDEMPTION PRICE" shall have the meaning specified in
Section 305(c) hereof.

         "ORIGINAL ISSUE DATE" shall mean the date upon which the Notes are initially issued by the Company, such date to be set forth on the face of the Note.

         "PRIME RATE" shall have the meaning specified in Section 206(b)(5) hereof.

         "REFERENCE CORPORATE DEALERS" shall mean such corporate dealers as shall be appointed by the Callholder after consultation with the Company.

         "REFERENCE TREASURY DEALERS" shall mean such treasury dealers as shall be appointed by the Callholder after consultation with the Company.

         "REFERENCE TREASURY DEALER QUOTATION" shall mean, with respect to each Reference Treasury Dealer and the ROARS Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Callholder by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the Determination Date.

         "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Notes, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the ROARS Remarketing Date to and including the next succeeding Interest Rate Adjustment Date.

         "REMARKETING AGENT" shall mean such agent or agents, including any standby remarketing agent (each a "STANDBY REMARKETING AGENT"), as the Company may appoint from time to time for the purpose of remarketing of the Notes, as set forth in the remarketing agreement that the Company shall enter into prior to the remarketing of such Notes.

     "ROARS COUPON RESET RATE" shall mean the rate equal to the Base Rate established by a Callholder, after consultation with the Company, at or prior to the commencement of the applicable ROARS Mode, plus the Applicable Spread, which will be based on the Dollar Price.

     "ROARS MODE" shall mean, with respect to any Note, the Interest Rate Mode in which such Note shall bear interest and be subject to remarketing as "Remarketable or Redeemable Securities" ("ROARS") as provided for in Article Three hereof.

     "ROARS PERIOD" shall mean, with respect to any Note remarketed by the Initial Callholder on the Initial ROARS Remarketing Date, that portion of the ROARS Rate Period commencing on the Initial ROARS Remarketing Date up to, but excluding, the next succeeding Interest Rate Adjustment Date.

     "ROARS RATE PERIOD" shall mean an Interest Rate Period for any Note in the ROARS Mode established by the Company as a period of more than 364 days and less than the remaining term to the Stated Maturity of such Note; PROVIDED, HOWEVER, that such Interest Rate Period must end on the day prior to an Interest Payment Date for such Note. The ROARS Rate Period shall consist of the period to and excluding the ROARS Remarketing Date and the period from and including the ROARS Remarketing Date to, but excluding, the next succeeding Interest Rate Adjustment Date.

     "ROARS REMARKETING AGREEMENT" shall mean the agreement by and between the Company and the Callholder dated as of the date commencing the applicable ROARS Rate Period that sets forth the rights and obligations of the Company and the Callholder with respect to the remarketing of Notes in the ROARS Mode.

     "ROARS REMARKETING DATE" shall mean the date designated by the Callholder, after consultation with the Company, upon which the Callholder may elect to remarket the Notes at the ROARS Coupon Reset Rate.

     "REUTERS SCREEN U.S. PRIME 1 PAGE" shall mean the display designated as page "U.S. PRIME 1" on the Reuters Monitor Money Rates Service (or any successor service) on the U.S. PRIME 1 Page (or such other page as may replace the U.S. PRIME 1 Page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

     "SPECIAL INTEREST RATE" shall have the meaning set forth in Section 205 hereof.

     "SPECIAL MANDATORY PURCHASE" shall have the meaning specified in Section 210(a) hereof.

     "SPREAD" shall mean the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to an Interest Rate Period for such Note.

     "SPREAD MULTIPLIER" shall mean the percentage of the related Interest Rate Basis or Bases applicable to an Interest Rate Period by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate from time to time for an Interest Rate Period.

     "STATED MATURITY" shall mean October 1, 2015.

     "TREASURY BILLS" shall have the meaning specified in Section 206(b)(6) hereof.

     "TREASURY RATE" shall have the meaning specified in Section 206(b)(6) hereof, except that with respect to the Initial ROARS Remarketing Date, "Treasury Rate" shall mean the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issues, assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Initial ROARS Remarketing Date..

     "WEEKLY RATE PERIOD" shall have the meaning specified in Section 204(e)(1) hereof.

         SECTION 102.  SECTION REFERENCES

         Each reference to a particular section set forth in this Second Supplemental Indenture shall, unless the context otherwise requires, refer to this Second Supplemental Indenture.

                                  ARTICLE TWO

                       DESIGNATION AND TERMS OF THE NOTES

         SECTION 201.  ESTABLISHMENT OF SERIES

         There is hereby created a series of Securities to be known and designated as the "7% Remarketable or Redeemable Securities Due 2015" (the "NOTES"), which shall rank equally with each other and all other unsecured and unsubordinated indebtedness of the Company. For the purposes of the Original Indenture, the Notes shall constitute a single series of Securities.

         SECTION 202.  VARIATIONS IN TERMS OF NOTES

         Subject to the terms and conditions set forth in the Original Indenture and in this Second Supplemental Indenture, the terms of any particular Note may vary from the terms of any other Note as contemplated by
Section 301 of the Original Indenture, and the terms for a particular Note will be set forth in such Note as delivered to the Trustee or an Authenticating Agent for authentication pursuant to Section 303 of the Original Indenture.

         SECTION 203.  AMOUNT AND DENOMINATIONS; THE DEPOSITARY

         The aggregate principal amount of Notes that may be issued under this Second Supplemental Indenture is limited to $200,000,000.

         The Notes shall be issuable only in fully registered form and will initially be registered in the name of The Depository Trust Company or its successor ("DEPOSITARY"), or its nominee who is hereby designated as "U.S. Depositary" under the Original Indenture. The authorized denominations of Notes shall be $100,000 and integral multiples of $1,000 in excess thereof.

         SECTION 204. INTEREST RATES, INTEREST PAYMENT DATES AND INTEREST RATE PERIODS

         (a) INITIAL INTEREST RATE. The Notes shall initially bear interest at the annual rate set forth in Annex A thereof (the "INITIAL INTEREST RATE") from the Original Issue Date to, but excluding, the Initial ROARS Remarketing Date.

         (b) INTEREST RATE(S) SUBSEQUENT TO THE INITIAL INTEREST RATE. If the Initial Callholder elects to purchase the Notes as described in Section 304 hereof, the Notes shall be subject to mandatory tender to the Initial Callholder on the Initial ROARS Remarketing Date, except in the limited circumstances described in Section 304 hereof, and shall for the ROARS Period bear interest at the ROARS Coupon Reset Rate as described in Section 304(b) hereof.

         If the Initial Callholder does not purchase the Notes on the Initial ROARS Remarketing Date, thereafter each Note shall bear interest at a rate or rates in a new ROARS Mode, a Long Term Rate Mode or a Commercial Paper Term Mode if remarketed as provided for in Section 209 hereof, or otherwise shall be redeemed by the Company as provided for under Section 210(b) hereof. Each Note may bear interest for designated Interest Rate Periods in the same or a different Interest Rate Mode from other Notes. The interest rate for the Notes shall be established periodically by the applicable Remarketing Agent as provided for in Section 209 hereof. Each Note will set forth on Annex A thereof the then applicable Interest Rate Mode of such Note, its interest rate, each Interest Rate Adjustment Date, the Interest Rate Period and such other information indicated in the form of Annex A attached to EXHIBIT A hereto.

         (c) PAYMENT OF INTEREST. Interest shall be payable on any Note at maturity and (i) for the Initial Interest Rate Period, on the dates set forth on the face thereof; (ii) for any Interest Rate Period in the Commercial Paper Term Mode, on the Interest Rate Adjustment Date commencing the next succeeding Interest Rate Period for such Note and on such other dates (if any) as shall be established upon conversion of such Note to the Commercial Paper Term Mode or upon remarketing of the Note in a new Interest Rate Period in the Commercial Paper Term Mode and set forth in Annex A to the applicable Note; and (iii) in the Long Term Rate Mode or ROARS Mode, no less frequently than semiannually on such dates as will be established upon conversion of such Note to the Long Term Rate Mode or the ROARS Mode (or upon remarketing of the Note in a new Interest Rate Period in the Long Term Rate Mode or the ROARS Mode, as the case may be) and set forth in Annex A to the applicable
Note in the case of a fixed interest rate, or as described below in Section 206 in the case of a floating interest rate, and on the Interest Rate Adjustment Date commencing the next succeeding Interest Rate Period (each such date, an "INTEREST PAYMENT DATE"). Such interest will be payable to the holder thereof as of the related Record Date, which, for any Note (x) during the Initial Interest Rate Period is the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date, except that the Record Date for the October 1, 2000 interest payment shall be the day on which the Company delivers the Notes; (y) in the Commercial Paper Term Mode, is the Business Day prior to the related Interest Payment Date; and (z) in the Long Term Rate Mode or the ROARS Mode, is the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date. If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day.

         (d) COMPUTATION OF INTEREST. Interest on Notes bearing interest in the Commercial Paper Term Mode or at a floating interest rate during an Interest Rate Period in the Long Term Rate Mode or the ROARS Mode will be computed on the basis of actual days elapsed over 360; PROVIDED that, if an applicable Interest Rate Basis is the CMT Rate or Treasury Rate (each as defined in Section 206 hereof), interest will be computed on the basis of actual days elapsed over the actual number of days in the year. Interest on Notes bearing interest at a fixed rate in the Long Term Rate Mode or ROARS Mode will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Interest on Notes at the Initial Interest Rate will be computed on the basis of a year of 360 days consisting of twelve 30-day months.

         (e) INTEREST RATE MODES. The Interest Rate Period for each interest rate mode shall be determined in accordance with this subsection (e) subject to possibility of extension of such period pursuant to standby remarketing arrangements, if any, as described in Section 209(b) hereof.

                  (1) COMMERCIAL PAPER TERM MODE. The Interest Rate Period for any Note in the Commercial Paper Term Mode will be a period of not less than one nor more than 364 consecutive calendar days (a "COMMERCIAL PAPER TERM PERIOD"), as determined by the Company (as described in Section 207 below) or, if not so determined, by the Remarketing Agent for such Note (in its best judgment in order to obtain the lowest interest cost for such Note). Each Commercial Paper Term Period will commence on the Interest Rate Adjustment Date therefor and end on the day preceding the date specified by such Remarketing Agent as the first day of the next Interest Rate Period for such Note. A "WEEKLY RATE PERIOD" is a Commercial Paper Term Period and shall be a period of seven days commencing on any Interest Rate Adjustment Date and ending on the day preceding the first day of the next Interest Rate Period for such Note. The interest rate for any Commercial Paper Term Period relating to a Note shall be determined not later than 11:50 a.m., New York City time, on the Interest Rate Adjustment Date for such Note (subject to
Section 209 hereof), which is the first day of each Interest Rate Period for such Note.

                  (2) LONG TERM RATE MODE. The Interest Rate Period for any
Note in the Long Term Rate Mode shall be established by the Company (as described in Section 207 hereof) as a period of more than 364 days and not exceeding the remaining term to the Stated Maturity of such Note (a "LONG TERM RATE PERIOD"). The interest rate, or Spread (if any) and Spread Multiplier (if any), for any Note in the Long Term Rate Mode shall be determined not later than 11:50 a.m., New York City time, on the Interest Rate Adjustment Date for such Note, which is the first day of each Interest Rate Period for such Note.

                  (3) ROARS MODE. So long as any Note is in a ROARS Mode during the period up to, but excluding, the applicable ROARS Remarketing Date, the provisions set forth in this Article Two are applicable to the remarketing of Notes generally, but only to the extent expressly provided in Article Three. The Interest Rate Period for any Note in the ROARS Mode shall be established by the Company (as described in Section 207 hereof) as a period of more than 364 days and not exceeding the remaining term to the Stated Maturity of such Note (a "ROARS RATE PERIOD"). A ROARS Rate Period shall consist of the period to and excluding the ROARS Remarketing Date and the period from and including the ROARS Remarketing Date to, but excluding, the next succeeding Interest Rate Adjustment Date, as described in Article Three and subject to the conditions therein and otherwise herein described. The interest rate and, in the case of a floating interest rate, the Spread (if any), and the Spread Multiplier (if any) to the ROARS Remarketing Date for any Note in the ROARS Mode shall be determined not later than 11:50 a.m., New York City time, on the Interest Rate Adjustment Date for such Note, which for the ROARS Mode is the first day of each Interest Rate Period for such Note.

     SECTION 205. DETERMINATION OF INTEREST RATES

         The interest rate and, in the case of a floating interest rate, the Spread (if any), and the Spread Multiplier (if any), for any Note shall be established by the applicable Remarketing Agent in a remarketing as provided for in Section 207 hereof or otherwise not later than the first day of each succeeding Interest Rate Period for such Note, which must be a Business Day (each an "INTEREST RATE ADJUSTMENT DATE"), and will be the minimum rate of interest and, in the case of a floating interest rate, Spread (if any) and Spread Multiplier (if any) necessary in the judgment of such Remarketing Agent to produce a par bid in the secondary market for such Note on the date the interest rate is established. Such rate will be effective for the next succeeding Interest Rate Period for such Note commencing on such Interest Rate Adjustment Date.

         In the event that (i) the applicable Remarketing Agent has been removed or has resigned and no successor has been appointed; or (ii) such Remarketing Agent has failed to announce the appropriate interest rate, Spread (if any) or Spread Multiplier (if any), as the case may be, on the Interest Rate Adjustment Date for any Note for whatever reason; or (iii) the appropriate interest rate, Spread (if any) or Spread Multiplier (if any), as the case may be, or Interest Rate Period cannot be determined for any Note for whatever reason, then the next succeeding Interest Rate Period for such Note shall be automatically converted to a Weekly Rate Period, and the rate of interest thereon will be equal to the Federal Funds Rate (such rate of interest being referred to herein as the "SPECIAL INTEREST RATE").

         After any Interest Rate Adjustment Date any Beneficial Owner may contact the Trustee or the Remarketing Agent in order to be advised of the interest rate applicable to such Beneficial Owner's remarketed Notes. No notice of the applicable interest rate will be sent to Beneficial Owners.

         The interest rate and other terms announced by the Remarketing Agent, absent manifest error, shall be binding and conclusive upon the Beneficial Owners, the Company and the Trustee.

     SECTION 206. Election and Determination of a Floating Interest Rate by the
                  Company

         (a) While any Note bears interest in the Long Term Rate Mode or the ROARS Mode (with respect to the period from, and including, the Interest Rate Adjustment Date commencing such period to, but excluding, the ROARS Remarketing Date), the Company may elect a floating interest rate by providing notice, which shall be submitted or promptly confirmed in writing (which includes facsimile or appropriate electronic media), received by the Trustee and the Remarketing Agent for such Note (the "FLOATING INTEREST RATE NOTICE") not less than ten (10) days prior to the Interest Rate Adjustment Date for such Long Term Rate Period or ROARS Rate Period. The Floating Interest Rate Notice must identify by CUSIP number or otherwise the portion of the Note to which it relates and state the Interest Rate Period (or portion thereof, in the case of the ROARS Mode) therefor to which it relates. Each Floating Interest Rate Notice must also state the Interest Rate Basis or Bases, the initial Interest Reset Date, the Interest Reset Period and Interest Reset Dates, the Interest Rate Period and Interest Payment Dates, the Index Maturity and the Floating Rate Maximum Interest Rate and/or Floating Rate Minimum Interest Rate, if any. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the Floating Interest Rate Notice shall also specify the Index Currency and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively. A form of Floating Interest Rate Notice is attached hereto as EXHIBIT C.

         If any Note bears interest at a floating rate in a Long Term Rate Period or ROARS Rate Period, such Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread (if any) and/or (b) multiplied by the Spread Multiplier (if any) specified by the Remarketing Agent, in the case of a Long Term Rate Period, or the Callholder, in the case of a ROARS Rate Period. Commencing on the Interest Rate Adjustment Date for such Interest Rate Period, the rate at which interest on such Note will be payable shall be reset as of each Interest Reset Date during such Interest Rate Period specified in the applicable Floating Interest Rate Notice.

         The applicable floating interest rate on any Note during any Interest Rate Period shall be determined by reference to the applicable Interest Rate Basis or Bases, which may include (i) the CD Rate, (ii) the CMT Rate, (iii) the Federal Funds Rate, (iv) LIBOR, (v) the Prime Rate, (vi) the Treasury Rate or (vii) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Floating Interest Rate Notice (each, an "INTEREST RATE BASIS").

         Unless otherwise specified in the applicable Floating Interest Rate Notice, the interest rate with respect to each Interest Rate Basis shall be determined in accordance with the applicable provisions of this Section 206. Except as set forth above or in the applicable Floating Interest Rate Notice, the interest rate in effect on each day shall be (i), if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding such Interest Reset Date or (ii), if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, unless LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, in which case such Interest Reset Date shall be the immediately preceding Business Day. In addition, if the Treasury Rate is an applicable Interest Rate Basis and the Interest

Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date shall be postponed to the next succeeding Business Day.

         The applicable Floating Interest Rate Notice will specify whether the rate of interest will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "INTEREST RESET PERIOD") and the dates on which such rate of interest will be reset (each, an "INTEREST RESET DATE"). Unless otherwise specified in the applicable Floating Interest Rate Notice, the Interest Reset Dates will be, in the case of a floating interest rate which resets: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (unless the Treasury Rate is an applicable Interest Rate Basis, in which case the Tuesday of each week except as described below); (iii) monthly, the third Wednesday of each month; (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Floating Interest Rate Notice; and (vi) annually, the third Wednesday of the month specified in the applicable Floating Interest Rate Notice.

         The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date shall be the rate determined as of the applicable Interest Determination Date. The "INTEREST DETERMINATION DATE" shall mean (i), with respect to the CD Rate, the CMT Rate, the Federal Funds Rate and the Prime Rate, the second Business Day immediately preceding the applicable Interest Reset Date; (ii) with respect to LIBOR, the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency is British pounds sterling, in which case it shall mean the applicable Interest Reset Date; and (iii) with respect to the Treasury Rate, the day within the week in which the applicable Interest Reset Date falls upon which day Treasury Bills are normally auctioned; PROVIDED, HOWEVER, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "INTEREST DETERMINATION DATE" shall mean such preceding Friday. If the interest rate of any Note is a floating interest rate determined with reference to two or more Interest Rate Bases specified in the applicable Floating Interest Rate Notice, the Interest Determination Date pertaining to the Note shall be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis shall determinable. Each Interest Rate Basis will be determined as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

         Either or both of the following may also apply to the floating interest rate on any Note for an Interest Rate Period: (i) a floating rate maximum interest rate, or ceiling, that may accrue during any Interest Reset Period (the "FLOATING RATE MAXIMUM INTEREST RATE") and (ii) a floating rate minimum interest rate, or floor, that may accrue during any Interest Reset Period (the "FLOATING RATE MINIMUM INTEREST RATE"). In addition to any Floating Rate Maximum Interest Rate that may apply, the interest rate on any Note shall in no event be higher than the maximum rate permitted under the law of the State of New York, as the same may be modified by United States laws of general application.

         Except as provided below or in the applicable Floating Interest Rate Notice, interest will be payable, in the case of floating interest rates which reset: (i) daily, weekly or monthly, on the third Wednesday of each month; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Floating Interest Rate Notice; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Floating Interest Rate Notice and, in each case, on the Business Day immediately following the applicable Long Term Rate Period or ROARS Rate Period, as the case may be. If any Interest Payment Date for the payment of interest at a floating rate (other than following the end of the applicable Long Term Rate Period or ROARS Rate Period, as the case may
be) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

         All percentages resulting from any calculation of floating interest rates will be rounded to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

         Accrued floating rate interest will be calculated by multiplying the principal amount of the applicable Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day in the applicable Interest Reset Period. Unless otherwise specified in the applicable Floating Interest Rate Notice, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, if an applicable Interest Rate Basis is the CD Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year if an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Floating Interest Rate Notice, if the floating interest rate is calculated with reference to two or more Interest Rate Bases, the interest factor will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified in the applicable Floating Interest Rate Notice.

         For any Note bearing interest at a floating rate, the applicable Remarketing Agent shall determine the interest rate in effect from the Interest Rate Adjustment Date for such Note to the initial Interest Reset Date. The interest rate in effect for each Interest Reset Period thereafter shall be determined by a calculation agent selected by the Company (a "CALCULATION AGENT"). Upon request of the Beneficial Owner of a Note, after any Interest Rate Adjustment Date, the Calculation Agent or the Remarketing Agent shall disclose the interest rate and, in the case of a floating interest rate, Interest Rate Basis or Bases, Spread (if any) and Spread Multiplier (if any), and in each case the other terms applicable to such Note then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Note. Except as described herein with respect to a Note earning interest at floating rates, the Beneficial Owner of a note shall not be entitled to receive notice of the applicable interest rate, Spread (if any) or Spread Multiplier (if any).

         Unless otherwise specified in the applicable Floating Interest Rate Notice, the "CALCULATION DATE," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Stated Maturity, as the case may be.

         (b) INTEREST RATE BASES FOR FLOATING INTEREST RATES. The basis for the floating interest rate on any Note during any Interest Rate Period may include, but is not limited to, any of the following bases (each, an "INTEREST RATE BASIS"):

                  (1) If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the "CD RATE," the CD Rate shall mean, with respect to any Interest Determination Date relating to a Note for which the interest rate is determined with reference to the CD Rate (a "CD RATE INTEREST DETERMINATION DATE"), the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Floating Interest Rate Notice as published in H.15(519) under the heading "CDs (Secondary Market)," or, if not published by 9:00 a.m., New York City time, on the related Calculation Date, the CD Rate will be the rate on such CD Rate Interest Determination Date set forth in the daily update of H.15(519) , available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication ("H.15 Daily Update") for the day in respect of certificates of deposit having the Index Maturity specified in the applicable Floating Interest Rate Notice under the caption "CDs (Secondary Market)." If such rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in the City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for negotiable United States dollars certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Floating Interest Rate Notice in an amount that is representative for a single transaction in that market at that time; PROVIDED, HOWEVER, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

                  (2) If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the "CMT RATE," the CMT Rate shall mean, with respect to any Interest Determination Date relating to a Note for which the interest rate is determined with reference to the CMT Rate (a "CMT RATE INTEREST DETERMINATION DATE"), the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities ... Federal Reserve Board Release H.15 ... Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i), if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the Floating Interest Rate Notice, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date shall be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date shall be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "REFERENCE DEALER") in the City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent after consultation with the Company (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("TREASURY NOTES") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in the City of New York (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S. $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate shall be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes shall be eliminated; PROVIDED, HOWEVER, that if fewer than three Reference Dealers so selected by the Calculation Agent, after consultation with the Company, are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent, after consultation with the Company, shall obtain from five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

                  (3) If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the "FEDERAL FUNDS RATE," the Federal Funds Rate shall mean, with respect to any Interest Determination Date relating to a Note for which the interest rate is determined with reference to the Federal Funds Rate (a "FEDERAL FUNDS RATE INTEREST DETERMINATION DATE"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Bridge Telerate, Inc. (or any successor service) on page 120 or any other page as may replace the applicable page on that service ("Telerate Page 120"). If such rate is not displayed on Telerate Page 120 or is not published by 9 a.m., New York City time, on the related Calculation Date, the Federal Funds Rate will be the rate on such Federal Funds Rate Interest Determination Date as published in the H.15 Daily Update under the heading "Federal Funds/(Effective)." If no such rate is published in either H.15(519) or H.15 Daily Update by 3 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent after consultation with the Company, prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; PROVIDED, HOWEVER, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date shall be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

                  (4) If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as "LIBOR," LIBOR shall mean the rate determined by the Calculation Agent as of the applicable Interest Determination Date (a "LIBOR INTEREST DETERMINATION DATE") in accordance with the following provisions:

                           (i) If (a) "LIBOR Reuters" is specified in the
                  applicable Floating Interest Rate Notice, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate will be used) for deposits in the Index Currency having the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Floating Interest Rate Notice, commencing on the second London Business Day immediately following such LIBOR Interest Rate Determination Date, that appears on such Designated

                  LIBOR Page as of 11:00 a.m., London time, on that LIBOR Interest Determination Date. If fewer than two such offered rates appear (if "LIBOR Reuters" is specified in the applicable Floating Interest Rate Notice), or if no such rate appears (if "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice), LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described below.

                           (ii) With respect to a LIBOR Interest Determination
                  Date on which fewer than two such offered rates appear (if "LIBOR Reuters" is specified in the applicable Floating Interest Rate Notice), or if no such rate appears (if "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice), the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative of a single transaction in such Index Currency in such market at such time.

                           (iii) If at least two such quotations are provided,
                  LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations, If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 am (or such other time specified in the applicable Floating Interest Rate Notice), in the applicable principal financial center for the country of the Index Currency on such LIBOR Interest Determination Date, by three major banks in such principal financial center selected by the Calculation Agent for the loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Floating Interest Rate Notice and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Notes for which such LIBOR is being determined shall be the Initial Interest Rate).

                  (5) If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the "PRIME RATE," Prime Rate shall mean, with respect to any Interest Determination Date relating to a Note for which the interest rate is determined with reference to the Prime Rate (a "PRIME RATE INTEREST DETERMINATION DATE"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 p.m., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen U.S. PRIME 1 Page
(as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen U.S. PRIME 1 Page for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks (which may include the Calculation Agent) in the City of New York selected by the Calculation Agent, after consultation with the Company. If fewer than four such quotations are so provided, the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in the City of New York by the major money center banks, if any, that have provided such quotations and by as many substitute banks or trust companies (which may include the Calculation Agent) as necessary in order to obtain four such prime rate quotations, PROVIDED such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, have total equity capital of at least U.S. $500 million and are each subject to supervision or examination by Federal or State authority, selected by the Calculation Agent, after consultation with the Company, to provide such rate or rates; PROVIDED, HOWEVER, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date shall be the Prime Rate in effect on such Prime Rate Interest Determination Date.

     (6) If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the "TREASURY RATE," Treasury Rate shall mean, with respect to any Interest Determination Date relating to a Note for which the interest rate is determined with reference to the Treasury Rate (a "TREASURY RATE INTEREST DETERMINATION DATE"), the following:

                           (i) the rate from the auction held on the applicable
                  Treasury Rate Interest Determination Date (the "AUCTION") of direct obligations of the United States ("TREASURY Bills") having the Index Maturity specified in the applicable Floating Interest Rate Notice that rate appears under the caption "INVESTMENT RATE" on the display of Bridge Telerate, Inc., or any successor service, on page 56 or any other page as may replace page 56 on that service ("TELERATE PAGE 56") or page 57 or any other page as may replace page 57 on that service ("TELERATE PAGE 57"); or

                           (ii) if the rate described above is not published by
                  3:00 p.m., New York City time, on the Calculation Date, the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the captions "U.S. Government Securities/Treasury Bills/Auction High;" or

                           (iii) if the rate described above is not published
                  by 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the Auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

                           (iv) in the event that the rate described above is
                  not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable Floating Interest Rate Notice published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market;" or

                           (v) if the rate described above is not so published
                  by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market;" or

                           (vi) if the rate described above is not so published
                  by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, which may include the Calculation Agent or its affiliates, selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Floating Interest Rate Notice; or

                           (vii) if the dealers selected by the Calculation
                  Agent are not quoting as described above, the Treasury Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

         The "BOND EQUIVALENT YIELD" shall mean a yield calculated in accordance with the following formula and expressed as a percentage:

                  Bond Equivalent Yield =     D x N
                                          -------------
                                          360 - (D x M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         SECTION 207. CONVERSION BETWEEN INTEREST RATE MODES BY THE COMPANY

     The Company may, at its option, convert the Interest Rate Mode of the Notes upon (i) any Interest Rate Adjustment Date, (ii) election of a Callholder to remarket the Notes, subject to the provisions of Section 305 hereof, or (iii) failure of the Callholder to purchase the Notes on the applicable ROARS Remarketing Date as described in Section 304 hereof, in each case in accordance with the procedures provided for in this Section.

         (a) CONVERSION BETWEEN COMMERCIAL PAPER TERM PERIODS. Each Note in a Commercial Paper Term Period may be remarketed into the same Interest Rate Period or converted at the option of the Company to a different Commercial Paper Term Period on any Interest Rate Adjustment Date upon either receipt by the Remarketing Agent and the Trustee of a notice, which will be submitted promptly confirmed in writing (which includes facsimile or appropriate electronic media), from the Company (a "CONVERSION NOTICE") prior to 9:30 a.m., New York City time, or the remarketing of such Note, whichever occurs later, on such Interest Rate Adjustment Date.

         (b) CONVERSION FROM THE COMMERCIAL PAPER TERM MODE TO THE LONG TERM RATE MODE OR THE ROARS MODE. Each Note in the Commercial Paper Term Mode may be converted at the option of the Company to the Long Term Rate Mode or the ROARS Mode on any Interest Rate Adjustment Date upon receipt not less than ten (10) days prior to such Interest Rate Adjustment Date by the Remarketing Agent and the Trustee of a Conversion Notice from the Company.

         (c) CONVERSION BETWEEN LONG TERM RATE PERIODS OR FROM THE LONG TERM RATE MODE OR THE ROARS MODE TO THE COMMERCIAL PAPER TERM MODE, LONG TERM RATE MODE OR THE ROARS MODE. Each Note in a Long Term Rate Period may be remarketed in the same Interest Rate Period or converted at the option of the Company to a different Long Term Rate Period or from the Long Term Rate Mode to the Commercial Paper Term Mode or the ROARS Mode, or from the ROARS Mode to a different ROARS Mode or to the Long Term Rate Mode or the Commercial Paper Term Mode, on any Interest Rate Adjustment Date for such Note upon receipt by the Trustee and the Remarketing Agent for such Note of a Conversion Notice from the Company not less than ten (10) days prior to such Interest Rate Adjustment Dates; PROVIDED that the notice required for conversion from the initial ROARS Mode shall not be required until the latest of the day after the Initial Callholder fails to notify the Company that it will purchase the Notes for remarketing, the day the Initial Callholder fails to so purchase the Notes or the day the Company elects to convert the Notes to a new Interest Rate Mode after the Initial Callholder has elected to remarket the Notes.

         (d) CONVERSION NOTICE. Each Conversion Notice must state each Note to which it relates and the new Interest Rate Mode (if applicable), the new Interest Rate Period, the date of the applicable conversion (the "CONVERSION DATE") and, with respect to any Long Term Rate Period, any optional redemption or repayment terms for each such Note.

         (e) REVOCATION OR CHANGE OF CONVERSION NOTICE OR FLOATING INTEREST RATE NOTICE. The Company may, upon written notice received by the Trustee and the applicable Remarketing Agent, revoke any Conversion Notice or Floating Interest Rate Notice or change the Interest Rate Mode to which such Conversion Notice relates or change any Floating Interest Rate Notice up to 9:30 a.m., New York City time, on the Conversion Date, subject to the limitation set forth in subsection (f) of this Section. If the Company revokes a Conversion Notice or the Trustee and the Remarketing Agent fail to receive a Conversion Notice from the Company by the specified date in advance of the Interest Rate Adjustment Date for a Note, the Note shall be converted automatically to the Weekly Rate Period.

         (f) LIMITATION ON CONVERSION, CHANGE OF CONVERSION NOTICE OR FLOATING INTEREST RATE NOTICE AND REVOCATION. Notwithstanding the foregoing subsections (a), (b), (c), (d) and (e), the Company may not, without the consent of the applicable Remarketing Agent, convert any Note or revoke or change any Conversion Notice or Floating Interest Rate Notice at or after the time at which such Remarketing Agent has determined the interest rate, or Spread (if any) and Spread Multiplier (if any), for any Note being remarketed (I.E., the time at which such Note has been successfully remarketed, subject to settlement on the related Interest Rate Adjustment Date). The Remarketing Agent may advise the Company of indicative rates from time to time, or at any time upon the request of the Company, prior to making such determination of the interest rate, Spread or Spread Multiplier, as the case may be.

         SECTION 208. AUTOMATIC TENDER OF NOTES ON THE INTEREST RATE ADJUSTMENT
                      DATE

         Each Note shall be automatically tendered for purchase, or deemed tendered for purchase, on each Interest Rate Adjustment Date relating thereto. Notes shall be purchased or redeemed on the Interest Rate Adjustment Date relating thereto as described in Section 209 or 210 hereof.

         SECTION 209. REMARKETING

         (a) APPOINTMENT OF REMARKETING AGENT. In connection with the conversion by the Company of any Note as set forth in Section 207 hereof, the Company shall enter into a remarketing agreement with a Remarketing Agent on or prior to the remarketing of such Notes, which Remarketing Agent shall be responsible for the remarketing of such Notes. When any Note is tendered under Section 208 hereof to the Remarketing Agent for remarketing, the Remarketing Agent will use its reasonable efforts to remarket such Note on behalf of the Beneficial Owner thereof at a price equal to 100% of the principal amount thereof. The Remarketing Agent may purchase tendered Notes for its own account in a remarketing, but will not be obligated to do so. The Company may offer to purchase Notes in a remarketing, PROVIDED that the interest rate established with respect to Notes in such remarketing is not different from the interest rate that would have been established if the Company had not purchased such Notes. Any Notes for which the Company shall have given a notice of redemption to the Trustee and the Remarketing Agent will not be considered in a remarketing.

         (b) REMARKETING PROCEDURES. With respect to each Note for which there is to be established an interest rate from time to time by a Remarketing Agent responsible for the remarketing thereof, such interest rate shall be set in accordance with the procedures of paragraphs (i) and (ii) below.

                  (i) DETERMINATION OF INTEREST RATE. By 11:00 a.m., New York City time, on the Interest Rate Adjustment Date for any Note, the applicable Remarketing Agent will determine the interest rate for such Note being remarketed to the nearest one hundred thousandth (0.00001) of one percent per annum for the next Interest Rate Period in the case of a fixed interest rate, and the Spread (if any) and Spread Multiplier (if any) in the case of a floating interest rate; PROVIDED, that between 11:00 a.m., New York City time, and 11:50 a.m., New York City time, the Remarketing Agent and the Standby Remarketing Agent, if any, will use their reasonable efforts to determine the interest rate for any Notes not successfully remarketed as of the applicable deadline specified in this paragraph. In determining the applicable interest rate for such Note and other terms, such Remarketing Agent will, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable debt securities, (i) consider the principal amount of all Notes tendered or to be tendered on such date and the principal amount of such Notes prospective purchasers are or may be willing to purchase and (ii) contact, by telephone or otherwise, prospective purchasers and ascertain the interest rates therefor at which they would be willing to hold or purchase such Notes.

                  (ii) NOTIFICATION OF RESULTS; SETTLEMENT. By 12:30 p.m., New York City time, on the Interest Rate Adjustment Date of any Notes, the applicable Remarketing Agent will notify the Company and the Trustee in writing (which may include facsimile or other electronic transmission), of
(i) the interest rate or, in the case of a floating interest rate, the initial interest rate, the Spread and Spread Multiplier and the initial Interest Reset Date, applicable to such Notes for the next Interest Rate Period, (ii) the Interest Rate Adjustment Date, (iii) the Interest Payment Dates for any Notes in the Commercial Paper Term Mode (if other than the Interest Rate Adjustment Date), the Long Term Rate Mode or the ROARS Mode,
(iv) the optional redemption terms, if any, and early remarketing terms, if any, in the case of a remarketing into a Long Term Rate Period, (v) the aggregate principal amount of tendered Notes and (vi) the aggregate principal amount of such tendered Notes that such Remarketing Agent was able to remarket, at a price equal to 100% of the principal amount thereof plus accrued interest, if any. Immediately after receiving such notice and, in any case, not later than 1:30 p.m., New York City time, the Trustee will transmit such information and any other settlement information required by the Depositary, to the extent such information has been provided to the Trustee, to the Depositary in accordance with the Depositary's procedures as in effect from time to time.

         By telephone at approximately 1:00 p.m., New York City time, on such Interest Rate Adjustment Date, the applicable Remarketing Agent will advise each purchaser of Notes (or the DTC Participant of each such purchaser who it is expected in turn will advise such purchaser) of the principal amount of such Notes that such purchaser is to purchase.

         Each purchaser of Notes in a remarketing will be required to give instructions to its DTC Participant to pay the purchase price therefor in same day funds to the applicable Remarketing Agent against delivery of the principal amount of such Notes by book-entry through the Depositary by 3:00 p.m., New York City time, on the Interest Rate Adjustment Date.

         All tendered Notes will be automatically delivered to the account of the Trustee (or such other account meeting the requirements of the Depositary's procedures as in effect from time to time), by book-entry through the Depositary against payment of the purchase price or redemption price therefor, on the Interest Rate Adjustment Date relating thereto.

         The applicable Remarketing Agent will make, or cause the Trustee to make, payment to the DTC Participant of each tendering Beneficial Owner of Notes subject to a remarketing, by book-entry through the Depositary by the close of business on the Interest Rate Adjustment Date against delivery through the Depositary of such Beneficial Owner's tendered Notes, of the purchase price for tendered Notes that have been sold in the remarketing. If any such Notes were purchased pursuant to a Special Mandatory Purchase, subject to receipt of funds from the Company or, if applicable, an institution providing credit support, as the case may be, the Trustee will make such payment of the purchase price of such Notes plus accrued interest, if any, to such date.

         The transactions described above for a remarketing of any Notes will be executed on the Interest Rate Adjustment Date for such Notes through the Depositary in accordance with the procedures of the Depositary, and the accounts of the respective the DTC Participants will be debited and credited and such Notes delivered by book-entry as necessary to effect the purchases and sales thereof, in each case as determined in the related remarketing.

         Except as otherwise set forth in Section 210 hereof, any Notes tendered in a remarketing will be purchased solely out of the proceeds received from purchasers of such Notes in such remarketing, and none of the Trustee, the applicable Remarketing Agent, any Standby Remarketing Agent or the Company will be obligated to provide funds to make payment upon any Beneficial Owner's tender in a remarketing.

         Although tendered Notes will be subject to purchase by a Remarketing Agent in a remarketing, such Remarketing Agent and any Standby Remarketing Agent will not be obligated to purchase any such Notes.

         The settlement and remarketing procedures described above, including provisions for payment by purchasers of tendered Notes or for payment to selling Beneficial Owners of tendered Notes, may be modified to the extent required by the Depositary. In addition, each Remarketing Agent may, in accordance with the terms of the Indenture, modify the settlement and remarketing procedures set forth above in order to facilitate the settlement and remarketing process.

         As long as the Depositary's nominee holds the certificates representing the Notes in the book-entry system of the Depositary, no certificates for such Notes will be delivered by any selling Beneficial Owner to reflect any transfer of Notes effected in any remarketing.

         The Trustee shall confirm to the Depositary the interest rate for the following Interest Rate Period in accordance with the Depositary's procedures as in effect from time to time.

         The interest rate announced by the applicable Remarketing Agent, absent manifest error, shall be binding and conclusive upon the Beneficial Owners, the Company and the Trustee.

          (c) FAILED REMARKETING. Notes not successfully remarketed will be subject to Special Mandatory Purchase by the Company as set forth in Section 210 hereof.

         SECTION 210. PURCHASE AND REDEMPTION OF NOTES

         (a) SPECIAL MANDATORY PURCHASE. Subject to certain exceptions, if on any Interest Rate Adjustment Date for any Notes, the applicable Remarketing Agent and the applicable Standby Remarketing Agent(s) have not remarketed all such Notes, the Notes that have not been remarketed are subject to Special Mandatory Purchase (a "SPECIAL MANDATORY PURCHASE") by the Company. The Company is obligated to pay all accrued and unpaid interest, if any, on unremarketed Notes to such Interest Rate Adjustment Date. Payment of the principal amount of unremarketed Notes by the Company, and payment of accrued and unpaid interest, if any, by the Company, will be made by deposit of same-day funds with the Trustee (or such other account meeting the requirements of the Depositary's procedures as in effect from time to time) irrevocably in trust for the benefit of the Beneficial Owners of Notes subject to Special Mandatory Purchase by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date.

     Failure by the Company to purchase Notes pursuant to a Special Mandatory Purchase will constitute an Event of Default under the Indenture as set forth in Section 401 hereof in which event the date of such failure shall constitute a date of Maturity for such Notes and the principal thereof may be declared due and payable in the manner and with the effect provided in the Indenture. Following such failure to pay pursuant to a Special Mandatory Purchase, such Notes will bear interest at the Special Interest Rate as provided for in Section 205 hereof.

         (b) OPTIONAL REDEMPTION ON ANY INTEREST RATE ADJUSTMENT DATE. Each Note will be subject to redemption at the option of the Company in whole or in part on any Interest Rate Adjustment Date relating thereto without notice to the holders thereof at a redemption price equal to 100% of the principal amount thereof.

         (c) REDEMPTION WHILE NOTES ARE IN THE LONG TERM RATE MODE. Any Notes in the Long Term Rate Mode are subject to redemption at the option of the Company at the times and upon the terms specified at the time of conversion to or within such Long Term Rate Mode.

         (d) ALLOCATION. Except in the case of a Special Mandatory Purchase, if the Notes are to be redeemed in part, the Depositary, after receiving notice of redemption specifying the aggregate principal amount of Notes to be so redeemed, will determine by lot (or otherwise in accordance with the procedures of the Depositary) the principal amount of such Notes to be redeemed from the account of each DTC Participant. After making its determination as described above, the Depositary will give notice of such determination to each DTC Participant from whose account such Notes are to be redeemed. Each such DTC Participant, upon receipt of such notice will in turn determine the principal amount of Notes to be redeemed from the accounts of the Beneficial Owners of such Notes for which it serves as DTC Participant, and give notice of such determination to the Remarketing Agent.

         SECTION 211. FORM AND OTHER TERMS OF THE NOTES

         (a) Attached hereto as EXHIBIT A is the form of Note, which form is hereby established as the form in which Notes may be issued bearing interest at the Initial Interest Rate or in the Commercial Paper Term Mode, the Long Term Rate Mode or the ROARS Mode. Annex A to EXHIBIT A is deemed to be a part of such Note and such Annex may be changed upon the mutual agreement of the Company and the Trustee to reflect changes occasioned by remarketings.

         (b) Subject to (a) above, any Note may be issued in such other form as may be provided by, or not inconsistent with, the terms of the Original Indenture and this Second Supplemental Indenture.

                                 ARTICLE THREE

                                 THE ROARS MODE

         SECTION 301. APPLICABILITY OF ARTICLE

         The provisions of this Article Three shall apply to any Note in the ROARS Mode. To the extent that any provision of this Article Three conflicts with any provision of Article Two, the provisions set forth in this Article Three shall govern.

         SECTION 302. INITIAL ROARS RATE PERIOD

     The Notes shall be issued initially in a ROARS Mode with respect to which the Company shall have on the Original Issue Date entered into a ROARS Remarketing Agreement. With respect to Notes within a ROARS Rate Period commencing on the Original Issue Date, references in this Article Three to
(i) the Callholder and ROARS Remarketing Date shall mean the Initial Callholder and the Initial ROARS Remarketing Date and (ii) the Interest Rate Adjustment Date upon which the ROARS Rate Period commences shall mean the Original Issue Date.

         SECTION 303. INTEREST TO ROARS REMARKETING DATE

         Each Note in the ROARS Mode will bear interest at the annual interest rate established by the Callholder from, and including, the Interest Rate Adjustment Date commencing the Interest Rate Period for the ROARS Mode to, but excluding, the ROARS Remarketing Date. Such interest rate will be the minimum rate of interest and, in the case of a floating interest rate, Spread (if any) and Spread Multiplier (if any) necessary in the judgment of such Callholder to produce a par bid in the secondary market for such Note on the date the interest rate is established. The designated ROARS Remarketing Date shall be an Interest Payment Date within such Interest Rate Period.

         SECTION 304. TENDER TO AND REMARKETING BY THE CALLHOLDER

         The obligations of the Callholder set forth herein shall be performed under the applicable ROARS Remarketing Agreement.

         (a) MANDATORY TENDER. Provided that the Callholder gives notice to the Company and the Trustee on or before the Notification Date of its intention to purchase the Notes for remarketing, each Note will be automatically tendered, or deemed tendered, to the Callholder for remarketing at the ROARS Coupon Reset Rate on the ROARS Remarketing Date, except in the circumstances described in subsection (b)(2) and Section 305 below with regard to failure of the Callholder to purchase the Notes. The purchase price for the tendered Notes to be paid by the Callholder will equal 100% of the principal amount thereof. When the Notes are tendered for remarketing, the Callholder may remarket the Notes for its own account at varying prices to be determined by the Callholder at the time of each sale. From and including the ROARS Remarketing Date to, but excluding, the next succeeding Interest Rate Adjustment Date, the Notes will bear interest at the ROARS Coupon Reset Rate. If the Callholder elects to remarket the Notes, the obligation of the Callholder to purchase the Notes on the ROARS Remarketing Date is subject to the conditions set forth in the applicable ROARS Remarketing Agreement.

         (b) REMARKETING. The remarketing of the notes purchased by Callholder under the ROARS Remarketing Agreement shall be carried out in accordance with the following procedures:

                  (1) THE ROARS COUPON RESET RATE. Subject to the Callholder's election to remarket the Notes as provided in subsection (a) above, the ROARS Coupon Reset Rate shall be determined by the Callholder by 3:30 p.m., New York City time, on the third Business Day immediately preceding the ROARS Remarketing Date (the "DETERMINATION DATE") to the nearest one hundred-thousandth (0.00001) of one percent per annum and will be equal to the Base Rate established by the Callholder, after consultation with the Company, at or prior to the commencement of the ROARS Mode (the "BASE RATE"), plus the Applicable Spread, which will be based on the Dollar Price of the Notes.

                  (2) NOTIFICATION OF RESULTS; SETTLEMENT. Provided the Callholder has previously notified the Company and the Trustee on the Notification Date of its intention to purchase all tendered Notes on the ROARS Remarketing Date, the Callholder will notify the Company, the Trustee and the Depositary by telephone, confirmed in writing, by 4:00 p.m., New York City time, on the Determination Date, of the ROARS Coupon Reset Rate.

         All of the tendered Notes will be automatically delivered to the account of the Trustee, by book-entry through the Depositary pending payment of the purchase price therefor, on the ROARS Remarketing Date.

         In the event that the Callholder purchases the tendered Notes on the ROARS Remarketing Date, the Callholder will make or cause the Trustee to make payment to the DTC Participant of each tendering Beneficial Owner of Notes, by book-entry through the Depositary by the close of business on the ROARS Remarketing Date against delivery through the Depositary of such Beneficial Owner's tendered Notes. If the Callholder does not purchase all of the Notes on the ROARS Remarketing Date, the Company may attempt to convert the Notes to a new Interest Rate Mode, such interest rate to be determined as provided for in Section 205 hereof, and settlement will be effected as described in this Section 304(b). In any case, the Company will make or cause the Trustee to make payment of interest to each Beneficial Owner of Notes due on the ROARS Remarketing Date by book-entry through the Depositary by the close of business on the ROARS Remarketing Date.

         The transactions in this subsection (b)(2) hereof will be executed on the ROARS Remarketing Date through the Depositary in accordance with the procedures of the Depositary, and the accounts of the respective DTC Participants will be debited and credited and the Notes delivered by book-entry as necessary to effect the purchases and sales thereof.

         Transactions involving the sale and purchase of Notes remarketed by the Callholder on and after a ROARS Remarketing Date will settle in immediately available funds through the Depositary's Same-Day Funds Settlement System.

         The tender and settlement procedures described above, including provisions for payment by purchasers of Notes in the remarketing or for payment to selling Beneficial Owners of tendered Notes, may be modified to the extent required by the Depositary or to the extent required to facilitate the tender and remarketing of Notes in certificated form, if the book-entry system is no longer available for the Notes at the time of the remarketing. In addition, the Callholder may, in accordance with the terms of the Indenture, modify the tender and settlement procedures set forth above in order to facilitate the tender and settlement process.

         As long as the Depositary's nominee holds the certificates representing any Notes in the book-entry system of the Depositary, no certificates for such Notes will be delivered by any selling Beneficial Owner to reflect any transfer of such Notes effected in the remarketing.

         SECTION 305. CONVERSION OR REDEMPTION FOLLOWING ELECTION BY THE
                      CALLHOLDER TO REMARKET

         (a) If the Callholder elects to remarket the Notes on the ROARS Remarketing Date, the Notes will be subject to mandatory tender to the Callholder for remarketing on such date, in each case subject to the conditions set forth in Section 304 hereof, and to the Company's right to either convert the Notes to a new Interest Rate Mode on the ROARS Remarketing Date or to redeem the Notes from the Callholder, in each case as described in the next sentence. The Company will notify the Callholder and the Trustee, not later than the Business Day immediately preceding the Determination Date, if the Company irrevocably elects to exercise its right to either convert the Notes to a new Interest Rate Mode, or to redeem the Notes in whole, but not in part, from the Callholder at the Optional Redemption Price, in each case on the ROARS Remarketing Date.

         (b) In the event that the Company irrevocably elects to convert the Notes to a new Interest Rate Mode, then as of the ROARS Remarketing Date the Notes will cease to be in the ROARS Mode, the ROARS Remarketing Date will constitute an Interest Rate Adjustment Date, and the Notes shall be subject to remarketing on such date by a Remarketing Agent appointed in the Commercial Paper Term Mode or the Long Term Rate Mode or a new ROARS Mode established in accordance with the procedures set forth in Section 207 hereof; PROVIDED that, in such case, the notice required for conversion shall be given no later than 3:30 p.m. New York City time on the Determination Date. In such case, the Company shall pay to the Callholder the excess of the Dollar Price of the Notes over 100% of the principal amount of the Notes in same-day funds by wire transfer to an account designated by the Callholder on the ROARS Remarketing Date.

         (c) In the event that the Company irrevocably elects to redeem the Notes, the "OPTIONAL REDEMPTION PRICE" shall be the greater of either (i) 100% of the principal amount of the Notes or (ii) the Dollar Price, plus in either case accrued and unpaid interest from the ROARS Remarketing Date on the principal amount being redeemed to the date of redemption. If the Company elects to redeem the Notes, it shall pay the redemption price therefor in same-day funds by wire transfer to an account designated by the Callholder on the ROARS Remarketing Date.

         (d) If notice has been given as provided in the Indenture and funds for the redemption of any Notes called for redemption shall have been made available on the redemption date referred to in such notice, such Notes shall cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Callholder from and after the redemption date shall be to receive payment of the Optional Redemption Price upon surrender of such Notes in accordance with such notice.

                                  ARTICLE FOUR

             ADDITIONAL EVENTS OF DEFAULT WITH RESPECT TO THE NOTES

         SECTION 401. DEFINITION

         All of the events specified in clauses (1), (2) and (4) through (6) of Section 501(a) of the Original Indenture shall be "Events of Default" with respect to the Notes. In addition, the following event that shall have occurred and be continuing shall be an additional Event of Default with respect to each series of Notes: (7) default in the payment of the purchase price with respect to the Special Mandatory Purchase on the applicable Interest Rate Adjustment Date in accordance with Section 210(a) hereof.

                                  ARTICLE FIVE

                    AUTHENTICATION AND DELIVERY OF THE NOTES

         SECTION 501. AUTHENTICATION AND DELIVERY

         As provided in and pursuant to Section 303 of the Original Indenture, each time that the Company delivers Notes to the Trustee or Authenticating Agent for authentication, the Company shall deliver a Supplemental Company Order in the form of EXHIBIT B to this Second Supplemental Indenture for the authentication and delivery of such Notes and the Trustee or such Authenticating Agent shall authenticate and deliver such Notes.

                                  ARTICLE SIX

                             SUPPLEMENTAL INDENTURES

         SECTION 601. EFFECT ON ORIGINAL INDENTURE

         The Second Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this Second Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Second Supplemental Indenture shall together constitute one and the same instrument.

                                  ARTICLE SEVEN

                                   AMENDMENTS

         SECTION 701. AMENDMENT TO CORRECT SECTION 610 OF ORIGINAL INDENTURE

         In order to correct a mistaken reference, pursuant to Section 901(a) of the Original Indenture, Section 610(d)(1) of the Original Indenture is hereby amended to read as follows:

         "(d)     If at any time:

                  (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or any Holder who has been a bona fide Holder of a Security for at least six months, or"

                                 ARTICLE EIGHT

                                  MISCELLANEOUS

         SECTION 801. COUNTERPARTS

         This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute by one and the same instrument.

         SECTION 802. RECITALS

         The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

         SECTION 803. GOVERNING LAW

         This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that govern the Original Indenture and its construction.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the date and year first written above.

                                      TECO ENERGY, INC.

                                      By: /s/ Sandra W. Callahan
                                          -------------------------------------
                                      Name:   Sandra W. Callahan
                                      Title:  Vice President - Treasurer

[Corporate Seal]

                                      THE BANK OF NEW YORK, AS TRUSTEE

                                      By: /s/ James Hall
                                          -------------------------------------
                                      Name:   James Hall
                                      Title:  Vice President

[Corporate Seal]

State of Kentucky           )
                            ) SS.:
County of Laurel            )

     On the 13th day of September, 2000 before me personally came Sandra Callahan, to me known, who, being by me duly sworn, did depose and say that s/he is Vice President - Treasurer of TECO ENERGY, INC., one of the corporations described in and which executed the foregoing instrument; that s/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that s/he signed his/her name thereto by like authority.

                                            /s/ Theresa L. McHargue
                                            -----------------------------------
                                            Notary Public

State of New York                   )
                                    ) SS.:
County of New York                  )

         On the 20th day of September 2000 before me personally came James Hall to me known, who, being by me duly sworn, did depose and say that he/she is Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her names thereto by like authority.

                                            /s/ Jean F. Newman
                                            -----------------------------------
                                            Notary Public

                                                                       EXHIBIT A

                                  FORM OF NOTE

         The Form of Note has intentionally not been reproduced here. See the executed version of the complete 7% Remarketable or Redeemable Security Due 2015 filed as Exhibit 4.3 to this Form 8-K.

                                                                       EXHIBIT B

                                TECO ENERGY, INC.

                7% REMARKETABLE OR REDEEMABLE SECURITIES DUE 2015

                           SUPPLEMENTAL COMPANY ORDER

         Pursuant to Article Five of the Second Supplemental Indenture, dated as of September 15, 2000, to the Indenture, dated as of August 17, 1998, as amended, you are instructed to prepare and authenticate a Note, of the series identified above, in the principal amount of $______________. The Note is being delivered in exchange for issued and outstanding Notes of the series identified above.

         IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of ________, ____.

                                            TECO ENERGY, INC.

                                            By: ______________________________
                                                   Name:
                                                   Title:


                                 Exhibit B -- 1

                                                                       EXHIBIT C

[TECO Energy, Inc. Letterhead]

                          FLOATING INTEREST RATE NOTICE

                                                                          [Date]

To:      [Remarketing Agent(s)]
         [Address]
         The Bank of New York
         10161 Centurion Parkway
         Jacksonville, Florida 32256
         Attention: Corporate Trust Trustee Administration
         Telecopy: (904) 645-1997

         Re: 7% Remarketable or Redeemable Securities Due 2015 (the "Notes")

Ladies and Gentlemen:

         This Floating Interest Rate Notice relates to (i) $_______________ principal amount of the Notes (CUSIP No. ___________) and (ii) the proposed [Long Term Rate Period] [ROARS Rate Period] of the Note (the "Interest Rate Period") commencing on ___________ and ending on ___________. Capitalized terms used and not otherwise defined herein shall have their respective meanings assigned to them in the Notes.

         We hereby notify you that the above-referenced Notes will bear the following floating rate terms during the Interest Rate Period specified above:

1.       The Interest Rate Basis(es) shall be:

         [ ]      CD Rate, where the Index Maturity will be ______________;

                  [ ] CMT Rate, where the Designated CMT Maturity Index will be _____________, and the Designated CMT Telerate Page will be ____________;

         [ ]      Federal Funds Rate;

                  [ ]   LIBOR Reuters, where the Index Currency will be
                        ___________, and the Designated LIBOR Page will be
                        __________;

                  [ ]   LIBOR Telerate, where the Index Currency will be
                        _____________ , and the Designated LIBOR Page will be
                        _____________;


                                 Exhibit C -- 1

                  [ ]   Prime Rate;

                  [ ]   Treasury Rate

2. The floating interest rate will be reset as follows:

         [ ]      Initial Interest Reset Date will be __________ ;

         [ ]      Interest Reset Dates will be _____________;

         [ ]      Interest Reset Period will be ____________;

3. The interest will be paid as follows:

         [ ]      Interest Payment Dates will be _____________;

         [ ]      Interest Rate Period will be ____________;

         [ ]      Index Maturity will be _________;

         [ ]      Floating Rate Maximum Interest Rate will be ____________;

         [ ]      Floating Rate Minimum Interest Rate will be ______________.

4.       Day Count Convention:

         [ ]      Actual/360;

         [ ]      Actual/Actual;

         [ ]      30/360.

5.       Other terms:      [ ]

     Each Beneficial Owner of the Note will be deemed to have tendered such Note as of the Interest Rate Adjustment Date and will not be entitled to further accrual of interest after the Interest Rate Adjustment Date.

                                  TECO ENERGY, INC.

                                  By: _______________________________
                                      Name:
                                      Title:


                                 Exhibit C -- 2